As filed with the Securities and Exchange Commission on March 29, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMC INSURANCE GROUP INC.

(Exact name of Registrant as specified in its charter)

Iowa	42-6234555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Mulberry Street
Des Moines, Iowa 50309
(515) 345-2450

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard W. Hoffmann
EMC Insurance Group Inc.
717 Mulberry Street
Des Moines, Iowa 50309
(515) 345-2450

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1) (2)	Amount of registration fee
Common Stock, $1.00 par value	661,185	$25.08	$16,582,520	$2,261.86

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low price for the Common Stock on the Global Select Market tier of the NASDAQ OMX Stock Market, Inc. on March 27, 2013.

PROSPECTUS

EMC INSURANCE GROUP INC.

Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan

The Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the “Plan”) of EMC Insurance Group Inc. (the “Company”) provides holders of shares of the Company’s common stock ("Common Stock") with a variety of services, including (1) automatic reinvestment of dividends paid on shares of the Common Stock, (2) a means of making optional cash investments of up to $5,000 per month, (3) a free custodial service for depositing Common Stock certificates with the Plan Administrator for safekeeping or for maintaining shares in non-certificated (i.e., book entry) form, and (4) the ability to sell shares of Common Stock through the Plan at any time.

No brokerage commissions, fees or service charges will be charged to participants for purchases of shares of Common Stock made under the Plan. Shares of Common Stock may be purchased under the Plan from the Company or in the open market or privately negotiated transactions. The price of Common Stock purchased from the Company will be the average price of the Common Stock on the relevant Investment Date (as defined herein), which shall be calculated by adding the high and low trading prices of the day as reported by the Global Select Market tier of the NASDAQ OMX Stock Market, Inc. and dividing by 2. The price of Common Stock purchased in the open market or from private sources will be the average cost of all shares so purchased in relation to the relevant Investment Date, which will be calculated by dividing the total amount of funds used to purchase the shares by the total number of shares purchased. There is no discount on any purchases made under the Plan.

The Company’s Common Stock is traded on the Global Select Market tier of the NASDAQ OMX Stock Market, Inc. under the symbol “EMCI.”

Participants will be permitted to sell shares through the Plan whenever they choose to do so, including in conjunction with a designated Investment Date. If shares are sold in conjunction with a designated Investment Date, no brokerage commission, fees or service charges will be charged to the participant. If shares are sold on dates other than a designated Investment Date, an administrative charge of $5.00 plus a commission of $0.10 per share will be assessed to the Participant.

Any provision of the Plan, including the ability to make optional cash investments, may be suspended, modified or eliminated at any time by the Company.

All questions and inquiries concerning the Plan should be addressed as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Telephone: 866-666-1597
http://www.amstock.com

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March 29, 2013.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, or by calling the Commission at 1-800-SEC-0330. The information may also be obtained at the website maintained by the Commission at http://www.sec.gov or from the Company’s website maintained at http://www.emcins.com/ir.

The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The information so omitted may be obtained from the offices of the Commission at 100 F Street, N.E., Washington, D.C. 20549, at the fees prescribed by the Commission, or at the Commission’s website.

Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of documents are summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed by the Company with the Commission, are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2012, filed on March 12, 2013 pursuant to Section 13(a) of the Exchange Act.

(2)	The Company’s Current Reports on Form 8-K filed on January 22, 2013, March 6, 2013 and March 14, 2013 pursuant to Section 13(a) of the Exchange Act.

(3)
Amendment No. 2 to the Company's Registration Statement on Form S-1, File No. 333-117406, and related Prospectus, as filed with the Commission on October 12, 2004.  Information relating to the Common Stock is set forth under the caption “Description of Common Stock” in the Registration Statement on Form S-1.

(4)
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a Current Report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document.

The Company undertakes to provide, without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (including any exhibits that are specifically incorporated by reference into the information). Such oral or written request may be made to: EMC Insurance Group Inc., 717 Mulberry Street, Des Moines, Iowa 50309, Attention: Corporate Secretary (telephone number 515-280-2511).

FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained herein is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	Catastrophic events and the occurrence of significant severe weather conditions;
•	The adequacy of loss and settlement expense reserves;
•	State and federal legislation and regulations;
•	Changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	Rating agency actions;
•	“Other-than-temporary” investment impairment losses; and
•	Other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

THE COMPANY

The Company is an insurance holding company with operations in property and casualty insurance and reinsurance. Approximately 61 percent of the Company’s Common Stock is owned by the Company’s parent, Employers Mutual Casualty Company (“Employers Mutual”). The Company’s property and casualty insurance business is conducted through a pool which includes Employers Mutual and other Employers Mutual affiliates. The Company’s reinsurance subsidiary assumes a 100 percent quota share portion of Employers Mutual’s assumed reinsurance business, exclusive of certain reinsurance contracts, and also writes a small amount of assumed reinsurance business on a direct basis.

The Company’s business address is 717 Mulberry Street, Des Moines, Iowa 50309 (telephone number 515-280-2511).

RISK FACTORS

For a description of the risks and uncertainties inherent to the Company’s business, see “Risk Factors” under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2012.

USE OF PROCEEDS

The Company is unable to determine and has no basis for estimating either the number of shares of Common Stock that will be purchased under the Plan or the prices at which such shares will be purchased. If the Company issues new shares of Common Stock under the Plan, the net proceeds will be added to the general funds of the Company and used for general corporate purposes.

THE PLAN

Description of the Plan

The Plan consists in its entirety of the questions and answers appearing below. The Company’s Board of Directors initially approved the Plan on May 17, 1990, and approved amendments to the Plan on February 26, 1997, November 21, 1997, August 24, 2000 and November 18, 2008.  The Plan was temporarily suspended on March 14, 2012.  The Board of Directors approved reinstatement of the Plan effective as of March 29, 2013.

Purpose

1.             What is the purpose of the Plan? The purpose of the Plan is to provide participants with a simple and convenient way to increase their ownership of shares of the Company’s Common Stock by enabling shareholders of record to reinvest their cash dividends and/or make optional cash investments, without payment of any brokerage commission or service charge.

Administration

2.             Who administers the Plan? American Stock Transfer & Trust Company, LLC, Brooklyn, New York (the “Plan Administrator”), administers the Plan for participants, keeps records, sends statements of accounts to participants and performs other duties relating to the Plan. The Plan Administrator purchases shares of Common Stock for use in the Plan and credits the shares to the accounts of the individual participants. Shares of Common Stock purchased under the Plan will be registered in the name of the Plan Administrator (or its nominee) and held by the Plan Administrator for each participant in the Plan.

Participation

3.             Who is eligible to participate in the Plan?  All holders of record of shares of the Company’s Common Stock are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are registered in names other than their own (e.g., broker), must become shareholders of record by having their shares transferred into their name in order to become eligible to participate in the Plan. To do so, beneficial owners should contact the broker holding the shares and either withdraw those shares in certificated form and deposit them with the Plan Administrator under the Share Safekeeping Service (described below), or have the shares electronically transferred to the Plan Administrator to be deposited into the Plan.

The Company reserves the right to exclude any person from participation in the Plan upon giving notice of such exclusion by registered mail sent to such person’s address as reflected on the Plan Administrator’s records. In addition, if it appears to the Company that any person is using or contemplating the use of the optional cash investment mechanism in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any optional cash investment by or on behalf of such participant is tendered. Such optional cash investment (or the portion thereof not invested in shares of Common Stock) will be returned by the Plan Administrator as promptly as practicable, without interest.

4.             When can a shareholder join the Plan? An eligible shareholder can join the Plan at any time. Once in the Plan, the shareholder will remain a participant until he or she terminates participation or sells all shares held in his or her Plan account(s).

BY ENROLLING IN ANY OF THE SERVICES OFFERED UNDER THE PLAN, A SHAREHOLDER IS ACKNOWLEDGING THAT HE OR SHE RECEIVED A PLAN PROSPECTUS AND THAT HE OR SHE AGREES TO THE TERMS AND CONDITIONS CONTAINED HEREIN.

If a participant enrolls to have dividends reinvested, as discussed in question 7 below, no later than three (3) business days prior to the record date established for a particular dividend, reinvestment will commence with that dividend. Dividend record dates generally have been in the months of March, June, September and

December. Payment dates are generally seven (7) days after the relevant record date. Actual dividend record and payment dates are established by the Company’s Board of Directors.

If a participant enrolls to have dividends reinvested less than three (3) business days prior to the record date established for a particular dividend, then the reinvestment of dividends will not begin until the dividend payment date following the next record date, as applicable.

Any optional cash investments will be invested on the next Investment Date, as described in Question 9.

Costs

5.             What are the costs to shareholders who participate in the Plan? The Company will pay all fees, commissions and expenses in connection with the purchase of shares of Common Stock under the Plan. The Company will also pay all costs of administration of the Plan, except when a participant sells shares held in the Plan on a date other than a designated Investment Date. See Question 17.

Purchases

6.             How many shares of Common Stock will be purchased for participants? The number of shares to be purchased for a participant on an Investment Date depends on three factors: (1) the amount of the participant’s dividend (after deducting any required income tax withholding) on his or her Plan shares, (2) the extent of optional cash investments made by the participant (if any), and (3) the price of the shares of Common Stock purchased. Each participant’s account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the purchase price per share.

The manner in which the Plan operates does not permit the Company to honor a request that a specific number of shares of Common Stock be purchased.

Features

7.             How does a participant enroll to have his or her dividends reinvested? A participant may enroll to have dividends reinvested by accessing the Plan Administrator’s website, completing the Dividend Reinvestment stub attached to his or her dividend check, or by sending a letter of instruction to the Plan Administrator.

A participant may reinvest his or her entire dividend, or any portion thereof.  However, if a participant elects to reinvest only a portion of his or her dividend, a minimum of 10% of his or her dividend must be reinvested.  The dividends on all shares of Common Stock held by the Plan Administrator will automatically be reinvested, unless the participant (1) selects the “Cash Payments Only” option on the Application Form, (2) notifies the Plan Administrator that he or she wishes to receive cash payments only (which instructions can be changed at any time by providing notice to the Plan Administrator), or submits a request to the Plan Administrator authorizing partial enrollment. Partial enrollments are not currently accepted on the Plan Administrator’s website, and must be submitted to the Plan Administrator in writing.

If the participant has shares of Common Stock other than those held in the Plan (either certificated or book entry), he or she may enroll to have cash dividends on those shares reinvested by logging on to the Plan Administrator’s website and selecting “Shareholder Account Access.” The participant will be prompted to enter his or her ten digit account number (provided on his or her account statement) and social security number (or PIN number, if he or she does not have a social security number). After accessing his or her account, the participant should select “Enroll in Dividend Reinvestment” from the left toolbar. All shares of Common Stock must be deposited with the Plan Administrator before the shares will be eligible for dividend reinvestment.

Funds designated for reinvestment will be applied to the purchase of shares on the open market, from the Company in the form of newly issued shares or from private transactions. Purchases will be made beginning on the Investment Date. The Company will pay all transaction fees associated with purchasing dividend reinvestment shares.

8.             Must a participant reinvest dividends?  No. Dividend Reinvestment is an option offered under the Plan. When a Participant enrolls in the Plan by filling out the Enrollment Application, he or she may indicate whether he or she wants the dividends on the applicable shares reinvested.

If the participant does not indicate a preference, however, all dividends on his or her Plan shares will be reinvested.

If the participant chooses to receive cash dividends on all or a portion of his or her shares, the cash dividends can be deposited directly to his or her bank account. If the participant is interested in this option, he or she can contact the Plan Administrator and request forms for Direct Deposit of Dividends. Alternatively, the participant may enroll in the direct deposit option by logging on to the Plan Administrator’s website and selecting “Shareholder Account Access.”  After accessing his or her account, the participant should select “Receive Dividends Via Direct Deposit” from the left toolbar. If the participant elects to receive cash dividends and does not enroll in the direct deposit option, his or her dividend payments will be sent by check to the address of record on the account.

9.             How does a participant purchase additional shares? A participant can purchase additional shares at any time by making an optional cash investment.  Optional cash investments have a minimum of $50 and a maximum of $5,000 in any given month. The same amount of money need not be sent for each investment. There is no obligation, however, to make any optional cash investments to participate in the Plan. Each month, any optional cash investment received from a participant at least three (3) business days prior to an Investment Date will be used by the Plan Administrator to purchase additional shares of Common Stock for the account of the participant on the relevant Investment Date. Any optional cash investment not received at least three (3) business days prior to the relevant Investment Date in any month will be used by the Plan Administrator to purchase additional shares for the account of the participant on the Investment Date in the following month. No interest will be paid on optional cash investments held pending investment.

To enroll in the optional cash investment feature online, the Participant should log on to the Plan Administrator's website and select “Shareholder Account Access.” After accessing his or her account, the participant should select “Purchase Additional Shares” from the left toolbar. Enrollment may then be completed in two simple steps.

Optional cash investments may also be mailed to the Plan Administrator with the tear-off portion of the account statement sent in conjunction with each scheduled dividend or purchase transaction advice, or via detailed written instructions.

The participant may also authorize the Plan Administrator, on an enrollment application or the Plan Administrator’s website, to make monthly purchases of a specified dollar amount, paid for by automatic withdrawal from a bank account. Funds will be withdrawn from the designated bank account, via electronic funds transfer (EFT), on the 10th day of each month (or the next following business day if the 10th is not a business day). To terminate monthly purchases by automatic withdrawal, the participant must send the Plan Administrator written, signed instructions. It is the participant’s responsibility to notify the Plan Administrator if his or her bank information changes.

10.           What is the price a participant will pay for shares?  The Plan Administrator will purchase shares from the Company, to the extent that the Company makes shares available. The Plan Administrator will purchase any other shares required for the Plan in the open market or from private sources. The price of shares purchased from the Company will be the average of the high and low trading prices of the Common Stock on the relevant Investment Date (or the next preceding day on which such prices were reported if no trades occurred on the Investment Date) as reported on the NASDAQ OMX Market System. The price of shares purchased in the open market or from private sources will be the average cost of all shares so purchased in relation to the relevant Investment Date. Purchases of shares in the open market may be made over a period of several days. No shares will be sold under the Plan at less than the par value of such shares.

The purchase price of shares purchased in the open market or from private sources will not be known until the purchase is completed. Participants should be aware that the price may fluctuate during the period between submission of a purchase request, its receipt by the Plan Administrator, and the ultimate purchase.

11.           When is the Investment Date? For the reinvestment of dividends, the dividend payment date declared by the Company's Board of Directors constitutes the “Investment Date” applicable to the reinvestment of such dividend. For the investment of optional cash investments, the Investment Date will be the 15th day of every calendar month except in any month in which the dividend payment date is within five (5) calendar days of such date, in which case the Investment Date for optional cash investments will be the same as the dividend payment date. If any Investment Date falls on a date when the NASDAQ OMX Market System or the Plan Administrator is not regularly open for business, the first day immediately following such date on which the NASDAQ OMX Market System or the Plan Administrator is open shall be the relevant Investment Date.

12.           When will shares be purchased? Shares acquired from the Company will be purchased for the accounts of the participants as of the close of business on the relevant Investment Date. Shares acquired in the open market or from private sources will be purchased promptly by the Plan Administrator and in no event later than five (5) business days after a relevant Investment Date. These purchases may be made on the NASDAQ OMX Market System or in negotiated transactions, and are subject to such terms and conditions (including price and delivery) as the Plan Administrator may determine to be acceptable. Dividend and voting rights will commence upon settlement, which is normally three (3) business days after the purchase, whether from the Company or any other source. For the purpose of making purchases, the Plan Administrator will commingle each participant’s funds with those of all other participants.

Reports to Participants

13.           How does a participant keep track of the transactions in his or her account?  The Plan Administrator will mail Plan statements after each dividend. In addition, a purchase transaction advice will be mailed to participants after each optional cash investment purchase, which will include the number of shares purchased and the purchase price of those shares.

These statements are a record of the cost of purchases of shares under the Plan and should be retained for income tax purposes.

The Participant may also view his or her transaction history online by logging into his or her account on the Plan Administrator's website. Details available online include share price, transaction type and date.

In addition, each participant will receive the same communications as every other shareholder, including the Company’s Annual Report, Notice of Annual Meeting and Proxy Statement.

The Plan Administrator will also provide the necessary Internal Revenue Service information for reporting dividends on shares in a participant’s Plan account(s).

Share Safekeeping Service

14.           What is the optional Share Safekeeping Service? Stock certificates are valuable documents representing an investment interest and ownership in the Company. They should be kept in a secure place where they will be protected from loss, theft or destruction. The Plan’s Share Safekeeping Service provides for such protection of Common Stock certificates by allowing participants to deposit all the Common Stock certificates held by a participant with the Plan Administrator for safekeeping. There is no fee to the participant associated with this service.

If a participant owns shares of the Company’s Common Stock in certificate form, he or she may elect to deposit the shares represented by those stock certificates into his or her Plan account for safekeeping with the Plan Administrator at any time. The Plan Administrator will credit these shares to the Participant’s Plan account, in book entry form, and the original certificates will be destroyed. The participant may request that the Plan Administrator issue a new certificate for any number of whole shares credited to his or her account at any time.  Certificates for fractions of shares will not be issued under any circumstances.

Shares deposited for safekeeping will be transferred into the name of the Plan Administrator (or its nominee) and credited to the participant’s account.  Certificates deposited with the Plan Administrator for safekeeping are treated in the same manner as shares purchased through the Plan, and may be sold or transferred through the Plan.

To participate in the Share Safekeeping Service, send stock certificates to the Plan Administrator. It is recommended that the Participant send stock certificates via registered mail and insure them for at least 2% of the total value of the shares to protect against loss in transit.  THE CERTIFICATES SHOULD NOT BE ENDORSED.

Shares credited to the account of a participant under the Plan may not be pledged as collateral. A participant who wishes to pledge or assign such shares must request that a certificate for such shares be issued to the participant in his or her name.

Withdrawal of Shares

15.           How does a participant withdraw shares held in his or her Plan account?  A participant may request that the Plan Administrator issue a certificate for some or all of the shares held in his or her Plan account by doing any of the following:

●
Log on to the Plan Administrator’s website and select “Shareholder Account Access.” After accessing his or her account, the participant should select “Request a Certificate for D/R Shares” from the left toolbar.

●	Call the toll-free telephone number supplied in this Prospectus to access the Plan Administrator’s automated telephone system.
●	Complete and sign the tear-off portion of his or her account statement or purchase transaction advice and mail the instructions to the Plan Administrator.

Certificates will be sent by first class mail, generally within a few days of receiving the participant’s request. There is no charge for this service.

In the event of a transfer of shares from the Plan to a brokerage firm, the brokerage firm must initiate the transaction by contacting the Plan Administrator either in writing or via telephone. Shares transferred to a brokerage firm will be transferred electronically.

16.           How does a participant transfer shares to another person? Transfers may be made in book-entry form, or a certificate may be issued and sent to the new owner. A participant can also transfer shares to a person who already has a Plan account, or he or she can set up a new Plan account if the person does not have one.

To perform the transfer, the participant should send a written letter of instruction to the Plan Administrator setting forth the full registration name and address, as well as the social security number, of the new owner. The letter should indicate the number of shares (full and fractional, if any) which should be transferred to the new owner. All individuals listed in the account registration must sign the instructions.  The signatures must be guaranteed by a bank, broker or financial institution that is a member of a Medallion Signature Guarantee Program.

Sale of Shares

17.           How does a participant sell shares held in his or her account?  Participants may instruct the Plan Administrator to sell shares held in his or her Plan account by doing any of the following:

●	Log on to the Plan Administrator’s website and select “Shareholder Account Access.” After accessing his or her account, the participant should select “Sell D/R Shares” from the left toolbar.
●	Call the toll-free telephone number supplied in this Prospectus to access the Plan Administrator’s automated telephone system.
●	Complete and sign the tear-off portion of his or her account statement or purchase confirmation transaction advice and mail the instructions to the Plan Administrator.

The participant may request, in writing, that the Plan Administrator sell shares in conjunction with the purchase transactions occurring on an Investment Date. In this event, the administrative fee and commission associated with selling the shares will be borne by the Company. If a sale is requested on a date other than a designated Investment Date, an administrative fee of $5.00 and commission of $0.10 per share will be assessed to the participant.  If there is more than one individual owner on the Plan account, all owners must authorize the transaction and sign the instruction.  Proceeds from the sale of shares will be sent to the participant by check along with a Form 1099-B for income tax purposes, generally within four (4) days following the sale.

The Plan Administrator will aggregate all requests to sell shares and then sell the total share amount on the open market through a broker. Sales will generally be made on a daily basis; however, the Plan Administrator may, at its discretion, sell shares less frequently (but no later than five (5) trading days after receipt of a sell request).

The selling price will not be known until the sale is completed. Participants should be aware that the price may fluctuate during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale on the open market. Sale instructions may not be rescinded.

Termination

18.           How does a participant close his or her account?  A participant may terminate Plan participation by directing the Plan Administrator to sell all of the shares in his or her account.  This can be accomplished by submitting a signed written instruction to the Plan Administrator, completing the tear-off stub on the account statement, or utilizing the Plan Administrator’s website. Participants should follow the sales procedure outlined in question 17 above, making certain to elect the sale of all Plan shares.

Alternatively, the participant may elect to receive a certificate for the whole shares held in his or her Plan account and sell any fractional share remaining. In such case, the participant will receive a check for the net proceeds of the fractional share, less the administrative fee of $5.00 outlined in question 17 above. If the proceeds from the sale of the fractional share are insufficient to cover the administrative fee, a check will not be issued nor will the participant be billed for any additional fee.

TECHNICAL INFORMATION REGARDING THE PLAN

Any stock dividends, distributions or stock split shares distributed on stock held by the Plan Administrator for a participant in the Plan will be credited directly into the participant’s account.

Plan participants may vote all shares (full and fractional) held in his or her Plan account.

In administering the Plan, neither the Company, the Plan Administrator nor any agent will be liable for any action done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising (1) with respect to the prices at which shares are purchased or sold for the participant's account and the times when such purchases or sales are made, or (2) from any fluctuation in the market value after the purchase or sale of shares, or (3) from continuation of the participant's account until receipt by the Plan Administrator of written notice of termination or written evidence of the participant's death. Nothing contained in this paragraph shall be deemed to constitute a waiver of any rights that the participant might have under the Securities Act or other applicable federal laws.

The participant should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against a loss on any shares purchased under the Plan.

If, at any time, the total number of shares in the participant’s account is less than one (1) share, any remaining fraction may be sold and the account closed. See question 17 above on the sale of shares for applicable fees associated with the sale of shares.

The Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to all participants as soon as is practicable. Any uninvested funds held by the Plan Administrator at the time of any suspension or termination of the Plan will be remitted by the Plan Administrator to the participants of the Plan. The Company also reserves the right to terminate any participant’s participation in the Plan at any time.

As of the date of this Prospectus, the Company has authorized the issuance of up to 661,185 shares of Common Stock pursuant to the Plan.  If all 661,185 shares are issued pursuant to the Plan and no further shares are authorized by the Company, the Plan will be discontinued.

Any question of interpretation arising under the Plan will be determined by the Company.

In the case of a foreign shareholder who is participating in the Plan and whose dividends are subject to United States Income Tax Withholding, the Plan Administrator will purchase Common Stock in an amount equal to the net cash dividend, after the deduction of taxes withheld. Amounts received from foreign shareholders under the optional cash investment provisions of the Plan must be in U.S. dollars.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is provided for purposes of general information only. Participants are advised to consult their own tax advisors to determine how the federal income tax laws apply to their own situations.

Generally, to the extent cash dividends are declared and distributed by the Company from its current year or accumulated earnings and profits, any dividends reinvested under the Plan will be taxable to the participant in the year paid, even though the participant does not receive cash. Thus, participants are taxed on dividends in the same manner as shareholders who are not participants in the Plan. Dividends paid with respect to shares held for more than 61 days in the 121-day period beginning 60 days before the ex-dividend date are classified as qualified dividends and are subject to tax at the long-term capital gains rate.  Dividends that are not qualified dividends will be taxed at the ordinary income rates.

Upon withdrawals from or termination of the Plan, participants will not realize federal taxable income when they receive certificates for whole shares that have been credited to their accounts under the Plan. However, a participant who receives a cash adjustment for a fractional share credited to his or her account may realize a gain or loss.

Gain or loss may also be realized by the participant when whole shares are sold by the participant after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount the participant receives for his or her shares and the tax basis of those shares. The tax basis of any shares acquired through the Plan with reinvested dividends or optional cash investments generally will be equal to the amount paid for the shares. Gains or losses upon the sale of shares held for more than one year are classified as long-term, while gains or losses attributable to shares held for less than one year are classified as short-term. Generally, sales and exchanges classified as long-term are subject to a reduction in the tax rate applicable to the gain. Capital gains are generally taxed to corporations in the same manner as ordinary income (although the technical distinction between capital gains and ordinary income is retained). The holding period for shares acquired through the Plan will begin on the day after the Investment Date.

In the case of any participant as to whom federal income tax withholding on dividends is required, the Plan Administrator will make dividend reinvestment net of the amount of tax required to be withheld.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by Nyemaster Goode, P.C., 700 Walnut Street, Suite 1600, Des Moines, Iowa 50309-3899.

EXPERTS

The consolidated financial statements and schedules of EMC Insurance Group Inc. and Subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, are incorporated by reference herein and in the Registration Statement in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, whose report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

The Iowa Business Corporation Act makes provision for the indemnification of directors and officers in terms sufficiently broad to indemnify such persons from liability (including reimbursements for expenses incurred) arising under the Securities Act.  Under the Company’s Restated Articles of Incorporation, directors and officers of the Company are subject to mandatory indemnification for liability (as such term is defined in Section 850(5) of the Iowa Business Corporation Act), except to the extent such liability arises in connection with: (i) receipt of a financial benefit by a director or officer to which the director or officer is not entitled; (ii) an intentional infliction of harm on the Company or its shareholders; (iii) a violation of Section 833 of the Iowa Business Corporation Act (an impermissible distribution by the Company), or (iv) an intentional violation of the criminal law.  The By-Laws of the Company provide for indemnification of officers, directors, employees or agents as permitted under the Iowa Business Corporation Act or as otherwise permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL.

THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

EMC INSURANCE GROUP INC.

COMMON STOCK

OFFERED PURSUANT TO ITS
AMENDED AND RESTATED DIVIDEND REINVESTMENT
AND COMMON STOCK PURCHASE PLAN

PROSPECTUS

March 29, 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the issuance and distribution of the securities to be registered will be borne by the Company. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$2,261.86
Printing Expenses	$3,000.00
Accounting Fees and Expenses	$2,500.00
Legal Fees	$5,000.00
Miscellaneous	$1,000.00

Total Expenses	$13,761.86

Item 15.	Indemnification of Officers and Directors

The Iowa Business Corporation Act makes provision for the indemnification of directors and officers in terms sufficiently broad to indemnify such persons from liability (including reimbursements for expenses incurred) arising under the Securities Act.  Under the Company’s Restated Articles of Incorporation, directors and officers of the Company are subject to mandatory indemnification for liability (as such term is defined in Section 850(5) of the Iowa Business Corporation Act), except to the extent such liability arises in connection with: (i) receipt of a financial benefit by a director or officer to which the director or officer is not entitled; (ii) an intentional infliction of harm on the Company or its shareholders; (iii) a violation of Section 833 of the Iowa Business Corporation Act (an impermissible distribution by the Registrant), or (iv) an intentional violation of the criminal law.  The By-Laws of the Company provide for indemnification of officers, directors, employees or agents as permitted under the Iowa Business Corporation Act or as otherwise permitted by law.

Item 16.	Exhibits.

The exhibits accompanying this Registration Statement are listed on the Exhibit Index hereto.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that (a)(1)(i), (a)(1)(ii) and (a)(i)(iii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on March 29, 2013.

EMC INSURANCE GROUP INC.

By:	/s/ Bruce G. Kelley
Name:	Bruce G. Kelley
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 29, 2013 in the capacities indicated.

/s/ Bruce G. Kelley
President, Chief Executive Officer, and Director
(Principal Executive Officer)

/s/ Mark E. Reese
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Mark E. Reese*
George C. Carpenter III, Director

/s/ Mark E. Reese*
Stephen A. Crane, Director

/s/ Mark E. Reese*
Jonathan R. Fletcher, Director

/s/ Mark E. Reese*
Robert L. Howe, Director

/s/ Mark E. Reese*
Gretchen H. Tegeler, Director

*By Power of Attorney

Exhibit Index

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3.

Number	Description

5	Opinion of Nyemaster Goode, P.C. with respect to the legality of the stock being issued

23.1	Consent of Nyemaster Goode, P.C. (included within Exhibit 5)

23.2	Consent of Ernst & Young LLP

24	Power of Attorney